Natus Announces $50 Million Share Repurchase Program

Pleasanton, Calif., December 17, 2019 - Natus Medical Incorporated (NASDAQ: NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced that its Board of Directors has approved a stock repurchase program, authorizing the repurchase of up to $50 million of the Company's common stock.
“Natus has experienced significant cash flows in 2019 and we expect this to continue looking ahead to 2020. We have paid down a total of $50 million of debt this year strengthening our balance sheet. In recognition of the growth in cash generation, our Board approved the repurchase program to enhance shareholder value and offset dilution from our equity compensation programs,” said Jonathan Kennedy, Natus’ President and Chief Executive Officer.
The Company intends to use cash on hand, cash generated from operations, and our existing credit facilities to fund the share repurchase program. As of September 30, 2019, the Company had cash and cash equivalents of approximately $63 million and availability under an existing line of credit of $155 million. The expiration date of the program is set for December 12, 2021. All share repurchases under the share repurchase program will be retired.
The timing and amount of repurchases will be subject to applicable legal requirements including federal and state securities laws. Purchases will be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Shares may also be purchased pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.
About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.
Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, statements regarding the expected source of capital for, and expected results of, the share repurchase program. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading

Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
B. Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com